Exhibit 10.1

AMENDMENT NO. 3 TO THE CREDIT AGREEMENT

AMENDMENT NO. 3, dated as of May 22, 2018 (this “Agreement”), to the Credit Agreement dated as of May 17, 2017, among Ashland LLC, a Kentucky limited liability company (the “Borrower”), the Lenders from time to time party thereto, The Bank of Nova Scotia, as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer, each other L/C Issuer from time to time party thereto and Citibank, N.A., as Syndication Agent, and the various other parties thereto (as amended by Amendment No. 1 to the Credit Agreement, dated as of May 19, 2017, as further amended by Amendment No. 2 to the Credit Agreement, dated as of June 14, 2017, and as further amended, restated, modified and supplemented from time to time, the “Credit Agreement”).  Capitalized terms used in this Agreement but not defined herein shall have the meaning assigned to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth herein;

WHEREAS, Section 10.01 of the Credit Agreement provides that the Borrower, the Administrative Agent and the Lenders party hereto may amend the Credit Agreement as set forth herein;

WHEREAS, (i) each Lender holding Term B Loans outstanding immediately prior to the Third Amendment Effective Date (as defined below) (the “Existing Term B Loans”) that executes and delivers a consent to this Agreement (each, a “Consenting Term Lender”) substantially in the form of Exhibit A hereto (an “Amendment Consent”) has consented to all the amendments to the Credit Agreement set forth herein, including, without limitation, the reduction of the Applicable Rate with respect to its outstanding Existing Term B Loans and (x) if such Consenting Term Lender elects the “Cashless Amendment” option as set forth in Section A on the Amendment Consent, then such Consenting Term Lender will retain its Existing Term B Loans as amended by this Agreement or such lesser amount allocated to such Consenting Term Lender as notified by the Amendment No. 3 Term Lender (as defined below) or (y) if such Consenting Term Lender elects the “Post-Closing Settlement” option as set forth in Section A on the Amendment Consent, then (a) the entire amount of such Consenting Term Lender’s Existing Term B Loans will be assigned to Citibank, N.A. (in such capacity, the “Amendment No. 3 Term Lender”) on the Third Amendment Effective Date at a purchase price equal to the principal amount of such Existing Term B Loans, plus all accrued and unpaid interest to, but not including, the Third Amendment Effective Date, with respect to the Existing Term B Loans (it being understood that no Assignment and Assumption shall be required to be executed by such Consenting Term Lender to effect such assignment) and (b) on or following the Third Amendment Effective Date, the Amendment No. 3 Term Lender shall assign to such Consenting Term Lender (or its designated Affiliate, if agreed by the Amendment No. 3 Arrangers) Term B Loans in an equal principal amount as its Existing Term B Loans or such lesser amount allocated to such Consenting Term Lender as notified by the Amendment No. 3 Term Lender, (ii) each Lender holding Existing Term B Loans that does not execute and deliver an Amendment Consent (each, a “Non-Consenting Lender”) shall be deemed not to have consented to any of the amendments as set forth herein and such Non-Consenting Lender shall be required to assign the entire amount of its Existing Term B Loans to Amendment No. 3 Term Lender in accordance with Section 10.01, Section 10.06 and Section 10.13 of the Credit Agreement (which assignments to the Amendment No. 3 Term Lender described in this clause (ii) shall be effected on the Third Amendment Effective Date) and, in connection with the assignments described in clause (i)(y)(a) and clause (ii) above, the Amendment No. 3 Term Lender shall become a Lender under the Credit Agreement with respect to the Term B Loans so assigned and consent to the this Agreement in such capacity, (iii) on the Third Amendment Effective Date, the Borrower shall have paid to the Administrative Agent, for the ratable benefit of the Lenders holding Existing Term B Loans, all accrued and unpaid interest to, but not including, the Third Amendment Effective Date, with respect to the Existing Term B Loans and (iv)(a) pursuant to Section 10.01 of the Credit Agreement, (a) all Term B Lenders holding Existing Term B Loans are required to consent to the amendment to the Credit Agreement set forth in Section 1(b) below and (b) Lenders constituting Required Lenders are required to consent to all of the amendments set forth in this Agreement, and as a result, subject to the terms and conditions set forth herein, each of the Lenders party hereto that executes and delivers an Amendment Consent (which Lenders shall constitute the Required Lenders after giving effect to the Term B Loans) have consented to amend the Credit Agreement as provided herein;

WHEREAS, the Borrower has appointed (a) Citibank, N.A. (or any of its affiliates as so designated by them to act in such capacity), The Bank of Nova Scotia, Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), Deutsche Bank Securities Inc. and PNC Capital Markets LLC, each in their respective capacities, to act as joint lead arranger and joint book manager, (b) JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., U.S. Bank National Association, Credit Agricole Corporate and Investment Bank, Fifth Third Bank and SunTrust Robinson Humphrey, Inc., each in their respective capacities, to act as senior co-arranger and senior co-manager, and (c) MUFG Bank, Ltd. ((formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.) or any of its affiliates as so designated by them to act in such capacity), Morgan Stanley Senior Funding, Inc., Sumitomo Mitsui Banking Corporation and TD Securities (USA) LLC (or any of its affiliates as so designated by them to act in such capacity), each in their respective capacities, to act as co-arranger and co-manager, in each case, with respect to this Agreement (each in such capacity, an “Amendment No. 3 Arranger” and collectively, the “Amendment No. 3 Arrangers”); and

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1.Amendments to the Credit Agreement.  By execution of the Amendment Consent, (x) each Lender party hereto (which Lenders collectively constitute the Required Lenders) hereby consents to each of the following amendments and (y) each Consenting Term Lender (including the Amendment No. 3 Term Lender, after giving effect to the assignment described in the second sentence of Section 7(b) of this Agreement) hereby consents to the amendment in Section 1(b) below.

(a)The following defined terms shall be added to Section 1.01 of the Credit Agreement in alphabetical order:

“Amendment No. 1” shall mean Amendment No. 1 to the Credit Agreement, dated as of May 19, 2017.

“Amendment No. 2” shall mean Amendment No. 2 to the Credit Agreement, dated as of June 14, 2017.

“Amendment No. 3” shall mean Amendment No. 3 to the Credit Agreement, dated as of the Third Amendment Effective Date.

“Amendment No. 3 Arrangers” means collectively, (a) Citibank, N.A. (or any of its affiliates as so designated by them to act in such capacity), The Bank of Nova Scotia, Merrill Lynch,

Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), Deutsche Bank Securities Inc. and PNC Capital Markets LLC, each in their respective capacities as joint lead arranger and joint book manager; (b) JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., U.S. Bank National Association, Credit Agricole Corporate and Investment Bank, Fifth Third Bank and SunTrust Robinson Humphrey, Inc., each in their respective capacities as senior co-arranger and senior co-manager; and (c) MUFG Bank, Ltd. ((formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.) or any of its affiliates as so designated by them to act in such capacity), Morgan Stanley Senior Funding, Inc., Sumitomo Mitsui Banking Corporation and TD Securities (USA) LLC (or any of its affiliates as so designated by them to act in such capacity), each in their respective capacities as co-arranger and co-manager, in each case, in connection with Amendment No. 3.

“Amendment No. 3  Term Lender” means Citibank, N.A., in its capacity as the Lender specified as such in Amendment No. 3 and its successors and assigns as permitted under this Agreement.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Consolidated Gross Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Indebtedness as of such date to (b) Consolidated EBITDA of Ashland and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period for which financial statements have been delivered pursuant to Section 6.01.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Strategic Asset Disposition” means any sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property or other assets (including Equity Interests) of the Borrower or any Subsidiary relating to (i) the Borrower’s Composites segment, (ii) the Borrower’s butanediol (BDO) manufacturing facility in Marl, Germany, and (iii) any related merchant Intermediates and Solvents (I&S) products of the Borrower (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Third Amendment Effective Date” means May 22, 2018, the date on which all conditions precedent set forth in Section 2 of Amendment No. 3 are satisfied.

(b)The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting clause (b) of such definition in its entirety, and replacing it with the following:

“and (b) in respect of the Term B Facility, (x) 0.75% per annum, in the case of any Term B Loan that is a Base Rate Loan and (y) 1.75% per annum, in the case of any Term B Loan that is a Eurodollar Rate Loan.”

(c)The definition of “Arrangers” in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting “and” immediately prior to clause (c) in such definition, and (ii) adding the following at the end of such definition:

“; and (d) the Amendment No. 3 Arrangers, each in its capacity as an arranger under Amendment No. 3”.

(d)The definition of “ERISA” in Section 1.01 of the Credit Agreement is hereby amended by adding the following at the end of such definition: “, as amended, and the rules and regulations promulgated thereunder”.

(e)The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended by inserting “including Amendment No. 1, Amendment No. 2 and Amendment No. 3” immediately after “Section 10.01,” in clause (a) of such definition.

(f)Subclause (ii) of clause (d) in the definition of “Pro Forma Basis” in Section 1.01 of the Credit Agreement is hereby amended by adding the underlined and bolded text (indicated textually in the same manner as the following example: underlined text):

(ii) in the case of an acquisition or a disposition, such cost savings are reasonably identifiable and factually supportable and have been realized or are reasonably expected to be realized within 365 days following such acquisition or such disposition; provided that (A) Ashland shall have delivered to the Administrative Agent a certificate of the chief financial officer of Ashland, in form and sub-stance reasonably satisfactory to the Administrative Agent, certifying that such cost savings meet the requirements set forth in this clause (ii), together with reasonably detailed evidence in support thereof, and (B) if any cost savings included in any pro forma calculations based on the expectation that such cost savings will be realized within 365 days following such acquisition or such disposition shall at any time cease to be reasonably expected to be so realized within such period, then on and after such time pro forma calculations required to be made hereunder shall not reflect such cost savings.

(g)Section 2.05(b)(i) of the Credit Agreement is hereby amended by replacing “or (l)” in the first parenthetical of such Section with “, (l) or (m)”.

(h)Section 2.05(c) of the Credit Agreement is hereby amended by replacing “Term B Funding Date” with “Third Amendment Effective Date”.

(i)Section 4.02(a) of the Credit Agreement is hereby amended by adding the following at the end thereof:

“provided that, after the Third Amendment Effective Date, the representation and warranty set forth in Section 5.16(b) shall be excluded”

(j)Section 5.16 of the Credit Agreement is hereby amended by adding “(a)” at the beginning of such Section and (ii) adding the following as a new clause (b) of such Section:

“(b)As of the Third Amendment Effective Date, the information included in the Beneficial Ownership Certificate is true and correct in all respects.

(k)Section 6.02(h) of the Credit Agreement is hereby amended by adding the underlined and bolded text (indicated textually in the same manner as the following example: underlined text):

“(h)promptly, (i) such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws;

(l)Clause (e) of Section 6.03 of the Credit Agreement is hereby amended by deleting such clause (e) in its entirety, and replacing it with the following:

“(e)any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification; and

(m)Section 7.05 of the Credit Agreement is hereby amended by (i) deleting the “and” in clause (k) of such Section, (ii) replacing the “;” in clause (l) of such Section with “; and”, and (iii) adding the following as a new clause (m) of such Section:

“(m) any Strategic Asset Disposition ; provided that at the time of such Disposition, (i) no Event of Default shall have occurred, be continuing or would result from such Strategic Asset Disposition, and (ii) immediately after giving effect to such Disposition, the Consolidated Gross Leverage as of the last day of the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 6.01, determined on a Pro Forma Basis giving effect to such Disposition as if it occurred on the first day of such Measurement Period, shall be no greater than the Consolidated Gross Leverage as of the last day of such Measurement Period, determined on a Pro Forma Basis without giving effect to such Disposition;”

(n)Section 7.06 of the Credit Agreement is hereby amended by (i) deleting the “and” in clause (l) of such Section, (ii) replacing the “.” in clause (m) of such Section with “; and”, (iii) adding “or clause (n)” immediately after “clauses (a) through (l)” in clause (m) of such Section and (iv) adding the following as a new clause (n) of such Section:

“(n) the Borrower and each Subsidiary may make Restricted Payments to the extent such Restricted Payments are made using the Net Cash Proceeds received from any Strategic Asset Disposition that has been consummated pursuant to the requirements set forth in Section 7.05(m);

(o)Article IX of the Credit Agreement is hereby amended by adding the following as a new Section 9.14 in such Article:

“Section 9.14 – Certain ERISA Matters.

          (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

          (b)  In addition, (I) unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (II) if such sub-clause (i) is not true with respect to a Lender and such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i) none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the

Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or the Arrangers or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

           (c) The Administrative Agent and each of the Arrangers hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.”

(p)Section 10.13(b) of the Credit Agreement is hereby amended by replacing “Term B Funding Date” with “Third Amendment Effective Date”.

SECTION 2.Conditions Precedent to the Effectiveness of this Agreement.  This Agreement (and the amendments set forth herein) shall be subject to the satisfaction or waiver of the following conditions precedent (the date on which such conditions precedent are so satisfied or waived, the “Third Amendment Effective Date”):

(a)  the Administrative Agent shall have executed this Agreement and shall have received an executed signature page to this Agreement (including in the form of an Amendment Consent) from (i) the Amendment No. 3 Term Lender, (ii) each Consenting Term Lender, (iii) Lenders constituting the Required Lenders (as defined in the Credit Agreement) immediately prior to the Third Amendment Effective Date and (iv) each of the Loan Parties;

(b)the Administrative Agent shall have received a favorable opinion of (A) Cravath, Swaine & Moore LLP, special New York counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent and (B) Dinsmore & Shohl, as special Kentucky counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent;

(c)the Borrower shall have paid (i) to the Administrative Agent and the Amendment No. 3 Arrangers, all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and the Amendment No. 3 Arrangers, as applicable (but including, in any event, without limitation, the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent), (ii) the Administrative Agent, for the ratable account of the Amendment No. 3 Arrangers, the fees in the amounts previously agreed to be paid on the Third Amendment Effective Date pursuant to that certain Engagement Letter, dated May 8, 2018, as supplemented by that certain Joinder to the Engagement Letter, dated May 21, 2018, by and among the Borrower and the Amendment No. 3 Arrangers; and (iii) to the Administrative Agent, for the ratable benefit of the Lenders holding Existing Term B Loans, all accrued and unpaid interest to, but not including, the Third Amendment Effective Date, with respect to the Existing Term B Loans;

(d)the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower dated as of the Third Amendment Effective Date signed by a Responsible Officer certifying that, before and after giving effect to this Agreement, the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Third Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or in all respects, as the case may be) as of such earlier date;

(e)no Event of Default has occurred and is continuing on and as of the Third Amendment Effective Date and immediately after giving effect to the Amendment; and

(f)the Administrative Agent shall have received, no later than three (3) Business Days prior to the Third Amendment Effective Date, (i) all documentation and other information about the Loan Parties that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations including the Patriot Act as has been reasonably requested in writing by the Administrative Agent at least ten (10) days prior to the Third Amendment Effective Date and (ii) a Beneficial Ownership Certification in relation to the Borrower, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

SECTION 3.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier or electronic means, including by e-mail with a “pdf” copy attached, of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.  The Administrative Agent may also require that any such documents and signatures delivered by telecopier be confirmed by a hard copy signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic format.

SECTION 4.Governing Law, Jurisdiction and Waiver of Right to Trial by Jury. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  The jurisdiction and waiver of right to trial by jury provisions in Sections 10.14 and 10.15 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

SECTION 5.Headings.  The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 6.Reaffirmation.  Each Loan Party hereby expressly acknowledges the terms of this Agreement and reaffirms, as of the date hereof, (i) its obligations under the Loan Documents to which it is a party and (ii) its guarantee of the Obligations pursuant to the Guaranty, as applicable, and its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents, with all such Liens continuing in full force and effect immediately after giving effect to this Agreement.

SECTION 7.Effect of Amendment. (a) This Agreement shall not constitute a novation of the Credit Agreement or any of the Loan Documents. Except as expressly set forth herein, this Agreement (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Swing Line Lenders or the L/C Issuers, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document.  Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect.

(b)Each Lender delivering an Amendment Consent hereto agrees not to make any claims to the Borrower pursuant to Section 3.05 of the Credit Agreement with respect to any loss, cost or expense that such Lender may sustain or incur as a consequence of the amendments, assignments and other transactions contemplated by this Agreement.  The parties hereto acknowledge and agree that this Agreement shall be the Assignment and Assumption pursuant to which any required assignments of any Non-Consenting Lender or Consenting Term Lender, as applicable, are assigned to the Amendment No. 3 Term Lender.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ASHLAND LLC, as Borrower

By:	/s/ Eric N. Boni
Name: Eric N. Boni
Title: Vice President and Treasurer

ASH GP INC.,

ASHLAND CHEMCO INC.,

ASHLAND GLOBAL HOLDINGS INC.,

ASHLAND INTERNATIONAL HOLDINGS LLC,

ASHLAND PHARMACHEM INTERNATIONAL HOLDINGS LLC,

ASHLAND SPECIALTY INGREDIENTS G.P.,

HERCULES LLC,

INTERNATIONAL SPECIALTY HOLDINGS LLC,

INTERNATIONAL SPECIALTY PRODUCTS INC.,

ISP CHEMCO LLC

ISP CHEMICALS LLC,

ISP GLOBAL TECHNOLOGIES INC.,

ISP INVESTMENTS LLC,

ISP TECHNOLOGIES INC.,

ALERA TECHNOLOGIES, INC.,

AVOCA LLC,

PHARMACHEM LABORATORIES UTAH, LLC,

PHARMACHEM LABORATORIES LLC,

PROPRIETARY NUTRITIONALS LLC,

each as Guarantor

By:	/s/ Eric N. Boni
Name: Eric N. Boni
Title: Vice President-Finance

[Signature Page to Ashland Amendment No. 3]

CITIBANK, N.A., as Amendment No. 3 Term Lender

By:	/s/ Kirkwood Roland
Name: Kirkwood Roland
Title: Managing Director & Vice President

THE BANK OF NOVA SCOTIA, as Administrative Agent

By:	/s/ Clement Yu
Name: Clement Yu
Title: Director

[Signature Page to Ashland Amendment No. 3]

[LENDER CONSENTS ON FILE WITH ADMINISTRATIVE AGENT]

EXHIBIT A

Amendment Consent

AMENDMENT CONSENT (this “Amendment Consent”) to Amendment No. 3 (the “Amendment”) to the Credit Agreement, dated as of May 17, 2017, among Ashland LLC, a Kentucky limited liability company, the Lenders from time to time party thereto, The Bank of Nova Scotia, as Administrative Agent, Swing Line Lender and an L/C Issuer, each other L/C Issuer from time to time party thereto and Citibank, N.A., as Syndication Agent, and the various other parties thereto (as amended by Amendment No. 1 to the Credit Agreement, dated as of May 19, 2017, as further amended by Amendment No. 2 to the Credit Agreement, dated as of June 14, 2017, and as further amended, restated, modified and supplemented from time to time).  Capitalized terms used in this Amendment Consent but not defined in this Amendment Consent have the meanings assigned to such terms in the Amendment.

Please check the applicable box under sections A, B or C, as appropriate, and then complete and execute the signature block below.

A.	Term B Lenders

The undersigned Term B Lender holding Existing Term B Loans hereby irrevocably and unconditionally approves and consents to the Amendment (including Section 1(b) of the Amendment) and elects as follows (check ONE option):

Cashless Amendment Option

☐

The undersigned Term B Lender agrees to reprice 100% of the outstanding principal amount of such Lender’s Existing Term B Loans, or such lesser amount allocated to such Lender as notified by the Amendment No. 3 Term Lender, on a cashless basis.

Post-Closing Settlement Option

☐

The undersigned Term B Lender agrees that the entire amount of such Lender’s Existing Term B Loans will be assigned to the Amendment No. 3 Term Lender on the Third Amendment Effective Date at a purchase price equal to the principal amount thereof plus accrued and unpaid interest thereon (it being understood that no separate Assignment and Assumption shall be required to be executed by such Consenting Term Lender to effect such assignment) and following the Third Amendment Effective Date such Consenting Term Lender shall purchase by assignment from the Amendment No. 3 Term Lender Term B Loans in an equal principal amount as its Existing Term B Loans or such lesser amount allocated to such Lender as notified by the Amendment No. 3 Term Lender.

B.	Revolving Lenders
☐	The undersigned Revolving Lender hereby irrevocably and unconditionally approves and consents to the Amendment and all of the amendments set forth therein.
C.	Term A Lenders
☐	The undersigned Term A Lender hereby irrevocably and unconditionally approves and consents to the Amendment and all of the amendments set forth therein.

________________________________________,
(Name of Institution)

[Exhibit A-1]

By:	__________________________________________ Name: Title:

If a second signature is necessary:

By:	__________________________________________ Name: Title:

[Exhibit A-2]